EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Neuberger Berman Income Funds Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information, each dated February 28, 2022, and each included in this Post-Effective Amendment No. 144 to the Registration Statement (Form N-1A, File No. 002-85229) of the Neuberger Berman Income Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 21, 2021, with respect to the financial statements and financial highlights of Neuberger Berman Emerging Markets Debt Fund, Neuberger Berman High Income Bond Fund, Neuberger Berman Municipal Intermediate Bond Fund, Neuberger Berman Short Duration Bond Fund and Neuberger Berman Strategic Income Fund (five of the funds constituting Neuberger Berman Income Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

  /s/ Ernst & Young LLP

Boston, Massachusetts
February 22, 2022